Exhibit 99.1
MDU Resources Enters Into Cooperation Agreement With Corvex Management

BISMARCK, N.D. — Jan. 24, 2023 — MDU Resources Group, Inc. (NYSE: MDU) today announced that it has entered into a cooperation agreement with Corvex Management LP under which Corvex Partner James H. Gemmel will be appointed to MDU Resources’ board of directors, subject to approval by the Federal Energy Regulatory Commission (FERC) under the Federal Power Act.

Initially, Mr. Gemmel will be appointed as a non-voting observer of MDU Resources’ board of directors. Following the required FERC approval, the size of MDU Resources’ board of directors will increase by one director and Mr. Gemmel will be appointed to fill the new director position.

“MDU Resources continues to make meaningful progress toward completing the planned spinoff of our Knife River construction materials business, and we are moving forward in parallel with the strategic review of MDU Construction Services Group. As we execute on these significant initiatives, we believe James will add to the diversity of experience and expertise already represented on our board. We are pleased to have been able to work constructively with Corvex and value their input into the value-enhancing work underway,” said Dennis W. Johnson, chair of the board.

“We appreciate the productive engagement we have had with MDU Resources’ board and management team. We believe they are committed to unlocking the value of MDU Resources’ world-class assets through the spinoff of Knife River and recently announced strategic alternatives process for MDU Construction Services Group. This is an important time for MDU Resources and as a significant investor with deep industry and financial expertise, we believe we can be value-added partners. We look forward to working with Dave Goodin, his team and the board to execute on the company’s strategic goal of setting up two pure-play public companies with industry-leading performance,” said Mr. Gemmel.

Under the cooperation agreement, if the FERC approval for Mr. Gemmel’s appointment as a director is received at least 15 business days prior to the date on which MDU Resources expects to mail its proxy statement relating to its upcoming 2023 Annual Meeting of Stockholders, then Mr. Gemmel will be appointed to the board for a term expiring at the 2023 Annual Meeting and MDU Resources will nominate him for re-election at the 2023 Annual Meeting. If the FERC approval is received less than 15 business days prior to the expected mailing date of the proxy statement, Mr. Gemmel will be appointed to the board immediately after receipt of the FERC approval or the conclusion of the 2023 Annual Meeting, whichever is later, with a term to expire at the 2024 Annual Meeting. MDU Resources’ 2023 Annual Meeting is scheduled for May 9.

In addition, Corvex has, among other things, agreed to abide by certain standstill, voting and other provisions of the cooperation agreement. Under the cooperation agreement, Mr. Gemmel will offer his resignation from the board under certain circumstances, including completion of the separation of both

Exhibit 99.1
MDU Resources’ Knife River business and MDU Resources’ MDU Construction Services Group business. The cooperation agreement is included as an exhibit to a Current Report on Form 8-K filed by MDU Resources with the U.S. Securities and Exchange Commission.

J.P. Morgan Securities LLC and PJT Partners are serving as financial advisors to MDU Resources and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor.
About James Gemmel
James H. Gemmel is a Partner at Corvex Management, a multibillion-dollar investment management firm that focuses on fundamental, valued-based investments. Mr. Gemmel has spent 15 years in professional investment management performing deep fundamental research and making concentrated investments in companies across a range of sectors. Mr. Gemmel has significant experience working collaboratively with management teams and boards of directors to create shareholder value, including several of the largest U.S. corporations: Exelon Corp., Occidental Petroleum, and The Williams Companies. Before joining Corvex, Mr. Gemmel worked as an investment analyst at Federated Hermes Inc. and as an investment analyst for the Prudent Bear Fund of David W. Tice & Associates. He has a bachelor’s degree in economics from Southern Methodist University, Dallas, Texas.
About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the receipt of required regulatory approvals for Mr. Gemmel’s appointment as a member of the MDU Resources board of directors, as well as MDU Resources’ goal to create two pure-play public companies, its planned separation of Knife River Corporation and its strategic review of MDU Construction Services Group, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-Q and 10-K.

Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095
Financial Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730